UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2006

FIELDSTONE INVESTMENT CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50938	74-2874689
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 Broken Land Parkway, Columbia, Maryland		21044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(410) 772-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Lehman Repurchase Agreement

On October 31, 2006, Fieldstone Investment Corporation ("FIC") and Fieldstone Mortgage Company, a wholly owned subsidiary of FIC ("FMC", and collectively with FIC, the "Sellers" ) entered into a Second Amendment (the "Second Amendment") to the Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of December 29, 2004 and amended as of December 28, 2005 (the "Lehman Repurchase Agreement"), by and among FIC, FMC and Lehman Brothers Bank, FSB ("Lehman"). The Second Amendment temporarily increases the maximum borrowings available under the Lehman Repurchase Agreement from $300 million to $500 million for all transactions from October 31, 2006 until December 27, 2006, the end of the term of the Lehman Repurchase Agreement. Additionally, the Sellers and Lehman entered into an Amended and Restated Pricing and Fee Letter (the "Lehman Pricing Letter"), dated as of October 31, 2006, to the Pricing and Fee Letter dated as of December 28, 2005, adding an additional non-refundable commitment fee to be paid by the Sellers as an inducement to Lehman to increase the maximum borrowings and as compensation for services under the Lehman Repurchase Agreement.

Lehman is an affiliate of Lehman Brothers Holdings, Inc. and Lehman Brothers, Inc. Lehman Brothers Holdings, Inc. and Lehman Brothers, Inc. are parties to that certain master repurchase agreement with Fieldstone Mortgage Ownership Corp., a direct wholly owned subsidiary of FIC, which master repurchase agreement is described more fully in FIC’s Current Report on Form 8-K filed with the SEC on October 27, 2005 and in FIC’s periodic filings with the SEC. In addition, Lehman Brothers, Inc. may provide investment banking services from time to time to Fieldstone Mortgage Investment Corporation, an affiliate of FIC.

The foregoing description of the Second Amendment and the Lehman Pricing Letter is qualified in its entirety by the Second Amendment and the Lehman Pricing Letter, copies of which are attached as Exhibits 10.1(a) and 10.1(b) to this Current Report on Form 8-K and incorporated herein by reference.

Repurchase Agreement with Merrill Lynch Bank USA

On October 31, 2006, FIC and FMC (collectively, the "Sellers"), entered into an Amended and Restated Master Repurchase Agreement (the "Merrill Repurchase Agreement") by and among the Sellers and Merrill Lynch Bank USA ("Merrill"), as buyer. The Merrill Repurchase Agreement sets forth the terms for a repurchase facility (the "Facility") under which the Sellers may sell and Merrill must purchase, mortgage loans and real estate owned properties that meet the eligibility criteria set forth thereunder, up to a maximum outstanding aggregate amount of $400 million, and the terms pursuant to which the Sellers must repurchase such mortgage loans and real estate owned properties from Merrill (the "Purchased Assets"). The Merrill Repurchase Agreement amended and restated that certain Master Repurchase Agreement dated as of November 12, 2004, as amended, making a number of changes including increasing the maximum outstanding amount of the Facility from $300 million to $400 million and allowing the Sellers to borrow against real estate owned properties.

Under the Facility, the Sellers may finance certain mortgage loans and real estate owned properties, as well as certain mortgage loans that are repurchased by the Sellers as part of clean up call transactions in connection with a securitization, in each case as defined in and subject to the terms of the Merrill Repurchase Agreement (collectively, the "Purchased Assets"). The Facility allows the Sellers the option to designate the mortgage loans included in the Purchased Assets under a two tier structure that allows the Sellers to receive a lower cost of funds if the Sellers borrow less against these Purchased Assets pledged as collateral. Terms for the purchase of the Purchased Assets consist of an advance rate, which depends on the type of Purchased Assets and the designated tier, equal to a percentage of the market value of the asset, and an interest rate of one month LIBOR plus an applicable pricing spread, which also depends on the type of Purchased Asset and designated tier. The Sellers will also pay to Merrill a quarterly non utilization fee and commitment fee.

The Facility is scheduled to remain open until October 30, 2007 and contains other customary terms and conditions including financial and operating covenants that (a) require FIC to maintain a ratio of Indebtedness to Consolidated Tangible Net Worth (each as defined under the Merrill Repurchase Agreement) no greater than 17:1, (b) require FIC to maintain a Consolidated Tangible Net Worth of at least $250 million, (c) does not allow FIC to experience a loss or change in financial condition, exclusive of certain amounts, that causes its Consolidated Tangible Net Worth for any two consecutive quarters to be less than or equal to 80% of its Consolidated Tangible Net Worth at the beginning of the measuring period, (d) restricts indebtedness and investments except in limited circumstances, (e) restricts the payment of dividends during an event of default and (f) restricts the Sellers ability to engage in certain mergers and consolidations or substantially change its business.

The Repurchase Agreement also includes customary events of default including, among other things, (a) the Sellers’ failure to make any payment due and owing to Merrill thereunder; (b) an event having a material adverse effect or any other condition that constitutes a material impairment of Sellers ability to perform under the Merrill Repurchase Agreement; (c) any event of default or any other default that accelerates the repayment obligations of any Indebtedness, as defined in the agreement, other than permitted structured securities debt, in an amount equal to or greater than $20 million, after the expiration of any applicable grace period under any such agreement; (d) certain of the Sellers’ representations and warranties set forth in the Merrill Repurchase Agreement are found to be untrue or misleading in any material respect as of the time made or furnished; (e) the Sellers’ failure to maintain the financial covenants set forth thereunder; or (f) the failure of FIC to at any time continue to be qualified as a real estate investment trust as defined in Section 856 of the Internal Revenue Code of 1986, as amended.

In the event of an event of default by the Sellers, Merrill has the right to accelerate the repurchase date under the Facility. In addition, the Sellers shall be liable to Merrill for (i) all reasonable legal fees incurred by Merrill in connection with the event of default, (ii) all costs of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of the event of default and (iii) any other damages, losses, costs or expenses directly arising or resulting from the occurrence of the event of default.

The foregoing description of the Merrill Repurchase Agreement is qualified in its entirety by the Merrill Repurchase Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure required hereunder is provided under Item 1.01 above and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1(a) Second Amendment, dated as of October 31, 2006, to the Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of December 29, 2004 and amended as of December 28, 2005, by and among Fieldstone Investment Corporation, Fieldstone Mortgage Company and Lehman Brothers Bank, FSB.

10.1(b) Amended and Restated Pricing and Fee Letter dated October 31, 2006, to the Pricing and Fee Letter, dated as of December 28, 2005, between Fieldstone Investment Corporation, Fieldstone Mortgage Company and Lehman Brothers Bank, FSB.

10.2 Amended and Restated Master Repurchase Agreement, dated as of October 31, 2006, among Fieldstone Mortgage Company, Fieldstone Investment Corporation and Merrill Lynch Bank USA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

November 6, 2006	By:	/s/ Michael J. Sonnenfeld

Name: Michael J. Sonnenfeld
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1(a)	Second Amendment, dated as of October 31, 2006, to the Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of December 29, 2004 and amended as of December 28, 2005, by and among Fieldstone Investment Corporation, Fieldstone Mortgage Company and Lehman Brothers Bank, FSB.
10.1(b)	Amended and Restated Pricing and Fee Letter dated October 31, 2006, to the Pricing and Fee Letter, dated as of December 28, 2005, between Fieldstone Investment Corporation, Fieldstone Mortgage Company and Lehman Brothers Bank, FSB.
10.2.	Amended and Restated Master Repurchase Agreement, dated as of October 31, 2006, among Fieldstone Mortgage Company, Fieldstone Investment Corporation and Merrill Lynch Bank USA.